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                                    Exhibit 22


                            Subsidiaries of New England Power Company


                                                      State of Incorporation or
         Name of Company                                   Organization
         ---------------                              -------------------------

         Connecticut Yankee Atomic                    Connecticut
           Power Company

         Maine Yankee Atomic                          Maine
           Power Company

         Vermont Yankee Nuclear                       Vermont
           Power Corporation

         Yankee Atomic Electric Company               Massachusetts